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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                 FORM 8-K



                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  May 18, 1995



                              SOUTHDOWN, INC.
          (Exact name of registrant as specified in its charter)


               Louisiana               1-6117             72-0296500
(State or other jurisdiction of       (Commission    (I.R.S. Employer
 incorporation or organization)       File Number)   Identification No.)


            1200 Smith Street
               Suite 2400
             Houston, Texas                          77002
(Address of principal executive offices)          (Zip Code)


    Registrant's telephone number, including area code:  (713) 650-6200


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
Item 5.  Other Events

    At the Annual Meeting of Shareholders of Southdown, Inc. on May 18,
1995, Killian L. Huger, Jr., V. H. Van Horn III and Steven B. Wolitzer were re-elected as directors of the Company to serve until the 1998 Annual Meeting. The votes of the shareholders of the Company with respect to the election of directors were as follows:

        Nominee                    For              Withheld
  Killian L. Huger, Jr.         16,953,895           101,666
  V. H. Van Horn III            16,954,958           100,603
  Steven B. Wolitzer            16,956,890            98,671

Mr. Huger, who is Vice President of Canal Barge Company, Inc., has served as a director of Southdown since 1977. Mr.Van Horn, the President and Chief Executive Officer of National Convenience Stores Incorporated, has served on the Company's Board since 1988. Mr. Wolitzer, a Managing Director of Lehman Brothers Inc., became a director of Southdown in 1993.

  The shareholders of the Company also ratified the appointment of Deloitte & Touche LLP as the independent auditors for the Company for the fiscal year ending December 31, 1995. The shareholder vote was 17,008,954 for ratification and 13,830 against, with 32,777 abstentions.

  Southdown also reported that Edgar J. Marston III, who had served as Executive Vice President, General Counsel and a director of the Company since 1987, had resigned from those positions to reenter the private practice of law. Mr. Marston has returned to Bracewell & Patterson, L.L.P., the firm he left to join Southdown.

                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                             SOUTHDOWN, INC.
                                        ------------------------
                                              (Registrant)



Date:  June 2, 1995                By:            JAMES L. PERSKY
                                       --------------------------------------
                                                   James L. Persky
                           Executive Vice President-Finance and Administration
                                          (Principal Financial Officer)